UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 24, 2016

ARATANA THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35952	38-3826477
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

11400 Tomahawk Creek Parkway, Suite 340, Leawood, KS	66211
(Address of principal executive offices)	(Zip Code)

(913) 353-1000

Registrant’s telephone number, include area code

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a‑12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 24, 2016, the Board of Directors (the “Board”) of Aratana Therapeutics, Inc. (the “Company”) appointed Brent Standridge as the Chief Operating Officer of the Company, effective upon the commencement of his employment with the Company (the “Appointment”), which is expected to occur on or about July 1, 2016.

Mr. Standridge, age 58, served as a commercial consultant to the Company from January 2016 to June 2016 prior to accepting his role as Chief Operating Officer. Pursuant to Mr. Standridge’s consulting agreement with the Company, which expires on June 30, 2016, he has received, from January 1, 2016 to date, approximately $100,000 in cash compensation and a grant of 25,000 shares of restricted stock.  Prior to his consulting role with the Company, Mr. Standridge provided commercial and operations-related consulting services to animal health companies, including from July 2010 to May 2014, serving as a commercial consultant for Putney, Inc., a privately-held pet pharmaceutical company.  Prior to that, he worked for Fort Dodge Animal Health, a global manufacturer of animal health products and division of Wyeth, from 1982 to February 2010, where he held numerous sales and marketing positions including Senior Vice President of Sales and Marketing, North America from 1999 to February 2010.  During his career with Fort Dodge, Mr. Standridge was responsible for developing and building species-specific sales forces to maximize company sales, fully leverage marketing initiatives and provide optimal customer service as well as being instrumental in the acquisition and integration of several companies and business units. Mr. Standridge earned a Bachelor of Science in Animal Science and Agricultural Economics from The Ohio State University.

In connection with the Appointment, on June 24, 2016, the Company and Mr. Standridge entered into an employment agreement (the “Employment Agreement”) providing for the employment of Mr. Standridge as the Company’s Chief Operating Officer. Under the Employment Agreement, the Company has agreed to pay Mr. Standridge an initial base salary of $300,000 per year and Mr. Standridge is eligible to receive an annual performance-based cash bonus targeted at 35% of his base salary, subject to his continued employment with the Company through the end of each applicable calendar year and contingent upon the attainment of corporate objectives established by the Board and/or other adjustments that the Board deems appropriate. Effective as of the day of the Appointment (the “Effective Date”), or as soon as reasonably practicable thereafter, the Company has agreed to grant Mr. Standridge 41,667 shares of restricted common stock of the Company, which will vest in one-third (1/3) increments on each of the first, second and third annual anniversaries of the Effective Date, subject to his continued employment with the Company through the applicable vesting date and potential accelerated vesting as described below. Also on the Effective Date, or as soon as reasonably practicable thereafter, the Company has agreed to grant Mr. Standridge an option to purchase 83,333 shares of common stock of the Company with a term of ten years, which will vest and become exercisable (subject to his continued employment with the Company through the applicable vesting date and potential accelerated vesting as described below) as to 25% of the total number of shares on the first anniversary of the Effective Date and as to an additional 1/48th of the total number of shares on the same day of each of the 36 successive calendar months thereafter, such that the stock options will be vested as to all shares on the fourth anniversary of the Effective Date. The options will have an exercise price equal to the fair market value of a share of the Company’s common stock on the date of grant.

Under the terms of the Employment Agreement, if the Company terminates Mr. Standridge’s employment without cause or he resigns for good reason, then, subject to his executing a general release of claims, Mr. Standridge will be entitled to receive six months of continued base salary (or 12 months of continued base salary in the event of a termination without cause or resignation for good reason within 12 months following a change in control) and payment over a period of up to six months of insurance premiums for continuation coverage under the Company’s group health plans if Mr. Standridge elects such coverage (or over a period of up to 12 months in the event of a termination without cause or resignation for good reason within 12 months following a change in control).  In addition, if the Company terminates Mr. Standridge’s employment without cause or he resigns for good reason within 12 months following a change in control, he will be entitled to receive full accelerated vesting of all of his then-outstanding Company equity awards.

If Mr. Standridge’s employment is terminated due to his death or complete disability, he will be entitled to receive accelerated vesting of all equity awards which would have vested during the 12 months following his termination had he remained employed with the Company.

The Employment Agreement also contains certain restrictive covenants pursuant to which Mr. Standridge has agreed to refrain from competing with the Company for a period of 6 months following his termination of employment and from soliciting the Company’s employees for a period of one year following his termination of employment.

The foregoing description of the Employment Agreement does not purport to be complete, and is qualified by reference to the complete text of such agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Upon the Appointment, Julia Stephanus, the Company’s Chief Commercial Officer, will report to Mr. Standridge and will no longer be deemed an “executive officer” under Rule 3b-7 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or an “officer” under Section 16 of the Exchange Act.

Item 5.07.   Submission of Matters to a Vote of Security Holders.

On June 24, 2016,  Aratana Therapeutics, Inc. (the “Company”) held its Annual Meeting of Stockholders.  A total of 31,507,977 shares of common stock were present in person or represented by proxy at the meeting, representing approximately 89% of the Company’s outstanding common stock as of the April 26, 2016 record date. The following are the voting results for the proposals considered and voted upon at the meeting, both of which were described in the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on April 28, 2016.

Item 1 — Election of three Class III directors until the annual meeting of stockholders in 2019 and until their respective successors have been duly elected and qualified.

NOMINEE	Votes FOR	Votes WITHHELD	Broker Non-Votes
David L. Brinkley	20,984,910	4,778,840	5,744,227
Robert P. Roche	20,956,535	4,807,215	5,744,227
Steven St. Peter, MD	25,682,700	81,050	5,744,227

Item 2 — Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2016.

Votes FOR	Votes AGAINST	Votes ABSTAINED	Broker Non-Votes
31,443,694	63,420	863	0

Based on the foregoing votes, each of the three Class III director nominees was elected and Item 2 was approved.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits:

10.1	Employment Agreement, dated as of June 24, 2016, between Aratana Therapeutics, Inc. and Brent Standridge.

Forward-Looking Statements

Certain statements contained in this report, including without limitation statements regarding the expected date of Brent Standridge’s commencement of employment with the Company, are forward-looking statements within the meaning of the federal securities laws. In this report, the words “anticipates,” “believes,” “expects,” “intends,” “future,” “could,” “estimates,” “plans,” “would,” “should,” “potential,” “continues” and similar words or expressions identify forward-looking statements. Such forward-looking statements involve risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including but not limited to the risk that Mr. Standridge will not commence employment with the Company on the date the Company expects, or at all. This and other important factors discussed under the caption "Risk Factors" in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission, or SEC, on March 15, 2016, along with our other reports filed with the SEC, could cause actual results to differ materially from those indicated by the forward-looking statements made in this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARATANA THERAPEUTICS, INC.

Date: June 29, 2016	By:	/s/ Steven St. Peter
Steven St. Peter, M.D.
President and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	Employment Agreement, dated as of June 24, 2016, between Aratana Therapeutics, Inc. and Brent Standridge.